SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 5, 2006


                                West Marine, Inc.

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             (Exact name of registrant as specified in its charter)



      Delaware                      0-22512                   77-0355502

  -----------------              ---------------          ------------------
  (State or other                (Commission File         (I.R.S. Employer
   jurisdiction of                Number)                  Identification No.)
   incorporation)



            500 Westridge Drive
          Watsonville, California                              95076

      --------------------------------                     ------------
  (Address of principal executive offices)                   (Zip Code)



                                 (831) 728-2700

                             -----------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On April 5, 2006, West Marine, Inc. announced its net sales for the 13-week period (first quarter) ended April 1, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

             (a)      Not Applicable.

             (b)      Not Applicable.

             (c)      Exhibits:

             99.1     Press Release dated April 5, 2006 (furnished pursuant to
                      Item 2.02 of Form 8-K)

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WEST MARINE, INC.




Date:  April 5, 2006                         By: /s/ Eric Nelson
                                                 ----------------------------
                                                 Eric Nelson
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                                                   Exhibit 99.1


Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice-President and Chief Financial Officer
(831) 761-4489


                  WEST MARINE REPORTS FIRST QUARTER 2006 SALES

WATSONVILLE, CA, April 5, 2006 - West Marine, Inc. (Nasdaq: WMAR) today reported that net sales for the thirteen weeks ended April 1, 2006 were $132.7 million, an increase of 5.8% from net sales of $125.3 million a year ago. Comparable store sales for the first quarter of 2006 increased 4.8%, compared to the same period a year ago.

Peter Harris, Chief Executive Officer of West Marine, said, "We are pleased with initial customer reactions to our merchandise assortment changes and store service improvements. While still early, we are making visible progress with our targeted initiatives. First quarter comparable store sales benefited from weak comparisons to cold, wet weather last year in the Northeast and Great Lakes, while unusually heavy rainfall negatively affected first quarter results of our west coast locations."


About West Marine

West Marine, the country's favorite retailer of boating supplies and accessories, has over 400 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our retail stores. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).


Special Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to West Marine's revenue expectations, as well as facts and assumptions underlying these revenue expectations. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. West Marine's operations could be adversely affected if unseasonably cold weather, prolonged winter-like conditions, natural disasters such as hurricanes, or extraordinary amounts of rainfall occur during the peak boating season in the second and third quarters. Risk factors that may affect our earnings in the future include the risk factors set forth in West Marine's Form 10-K for the fiscal year ended December 31, 2005 and those risks which may be described from time to time in West Marine's other filings with the Securities and Exchange Commission. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.